Exhibit 5.2

[Letterhead of Balch & Bingham LLP]

February 21, 2025

Southern Company Gas Capital Corporation
3535 Colonnade Parkway
Birmingham, Alabama 35243

RE: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special Alabama counsel to Southern Company Gas Capital Corporation, an Alabama corporation (the “Company”), in connection with a Registration Statement on Form S-3, including a prospectus, filed on this date (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and Southern Company Gas, a Georgia corporation (“SCG”). Pursuant to the Registration Statement, the Company intends to register (1) debt securities of the Company (the “Debt Securities”) and (2) junior subordinated notes of the Company (the “Junior Subordinated Notes”). The Debt Securities and the Junior Subordinated Notes are hereinafter referred to collectively as the “Securities”.
The Debt Securities will be issued under an Indenture, dated as of February 1, 2025 (the “Debt Securities Indenture”), among the Company, SCG and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Junior Subordinated Notes will be issued under an Indenture, among the Company, SCG and a trustee named therein, a form of which is filed as Exhibit 4.5 to the Registration Statement (the “Junior Subordinated Note Indenture” and, collectively with the Debt Securities Indenture, the “Securities Documents”).
In rendering this opinion, we have examined the Registration Statement and all exhibits thereto and copies of the Company’s Certificate of Incorporation and By-Laws, each as amended and restated to date (the “Organizational Documents”). We have also reviewed minutes of proceedings of the Board of Directors of the Company and committees thereof related to the filing of the Registration Statement, the offering of the Debt Securities and the Junior Subordinated Notes and related matters, the Debt Securities Indenture, a form of the Junior Subordinated Note Indenture and such other documents as we have deemed necessary for purposes of this opinion. In such examination, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all original documents, (iii) the legal capacity and authority of natural persons, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to the original documents of all copies submitted to us, (vi) the truth, accuracy and completeness of the factual matters continued in the documents reviewed by us and

Southern Company Gas Capital Corporation
February 21, 2025

(vii) the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. As to questions of fact material to the opinions set forth below, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
We assume the qualification of the Debt Securities Indenture and the Junior Subordinated Note Indenture under the Trust Indenture Act of 1939, as amended, with respect to the Securities.
We have assumed further that, at the time of execution, issuance and delivery of the applicable Securities and the applicable Securities Documents (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (iv) each of the Securities issued by the Company, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors, (v) the terms of each of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the Organizational Documents of the Company and the applicable Securities Documents, (vii) each of the Securities will have been duly executed and countersigned, (viii) the Company will have received any consideration provided for in the Prospectus Supplement, (x) the applicable Securities Documents (other than the Debt Securities Indenture) will be duly authorized, executed and delivered by the parties thereto, (xi) each person signing the applicable Securities Documents will have the legal capacity and authority to do so, (xii) each party to the applicable Securities Documents will be validly existing under the law of the jurisdiction in which it was organized and will have the power to enter into each Security and Securities Document to which it is a party, and (xiii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by each of the parties thereto.
We also have assumed that (i) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (ii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Organizational Documents of the Company, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iii) the Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof, and (iv) the choice of New York law in each of the agreements purporting to be governed by the laws of the State of New York that

Southern Company Gas Capital Corporation
February 21, 2025

establish and create the Securities is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.
The opinions below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy. We also express no opinion concerning the enforceability of (a) the choice of New York law in each of the documents establishing the Securities under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1.The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Alabama.
2.The Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.The Junior Subordinated Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
Please note that we are opining only as to matters expressly set forth herein as of the date hereof, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the law of the State of Alabama and the federal law of the United States.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the statements with respect to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not

Southern Company Gas Capital Corporation
February 21, 2025

hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
                 /s/Balch & Bingham LLP